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                                                                     EXHIBIT 21



               SUBSIDIARIES OF PEOPLES OHIO FINANCIAL CORPORATION


                NAME                             STATE OF INCORPORATION
                ----                             ----------------------
     Peoples Savings Bank of Troy                        Ohio